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EXHIBIT 4.3

JETBLUE AIRWAYS CORPORATION

AMENDMENT NO. 1
TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        This Amendment No.1 ("Amendment") dated as of June 30, 2003 to the Amended and Restated Registration Rights Agreement of JetBlue Airways Corporation (the "Company") dated as of August 10, 2000 (the "Amended and Restated Registration Rights Agreement"), is made by and among the Company and the persons listed on the signature page hereto.

        WHEREAS, the Company and the Stockholders are parties to the Amended and Restated Registration Rights Agreement and wish to further amend such Amended and Restated Registration Rights Agreement;

        WHEREAS, pursuant to Section 19 of the Amended and Restated Registration Rights Agreement, such Agreement may be modified or amended, and any provision applicable to the Stockholders may be waived, pursuant to a writing signed by the Company, Investors holding 66 2/3% of the Common Stock Equivalents of the Company held by all Investors and Management Stockholders holding a majority of the Common Stock held by all Management Stockholders; and

        WHEREAS, the Investors signatory hereto hold at least 66 2/3% of the Common Stock Equivalents of the Company held by all Investors and the Management Stockholders signatory hereto hold at least a majority of the Common Stock held by all Management Stockholders;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1.    Amendment of Section 4.    Section 4 of the Agreement is hereby amended by:

    (a)
    designating the text in the first paragraph thereof as subsection (a); and

    (b)
    inserting the following as subsection 4(b):

            "(b) Notwithstanding the above Section 4(a), no Stockholder will have any rights to include Registrable Shares in the Company's Registration Statement on Form S-3 to be filed in or about July 2003 or in any registration statement relating to the convertible debt securities to be offered in a Rule 144A offering in or about July 2003 or any securities issuable, or in any amendments (including post-effective amendments) or supplements thereto."

          2.    Amendment of Section 18.    Section 18 is hereby amended by substituting the following for receipt of copies of communications to the Company:

      Nixon Peabody LLP
      437 Madison Avenue
      New York, New York 10022
      Telephone: (212) 940-3140
      Telecopy:    (866) 947-2436
      Attention: Richard F. Langan, Jr., Esq.

          3.    Waiver.    Notwithstanding any provision of the Agreement to the contrary, the Stockholders waive any right to include Registrable Shares in the Company's Registration Statement on Form S-3 to be filed in or about July 2003 or in any registration statement relating to the convertible debt securities to be offered in a Rule 144A offering in or about July 2003 or any securities issuable, or in any amendments (including post-effective amendments) or supplements thereto, or to receive any notice, communications or other information with respect thereto.

          4.    No Other Amendments.    Except as expressly set forth herein, all terms and provisions of the Amended and Restated Registration Rights Agreement shall remain unchanged and in full force and effect.

          5.    Defined Terms.    Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Amended and Restated Registration Rights Agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:
JETBLUE AIRWAYS CORPORATION
By:	/s/ JOHN OWEN
Name:	John Owen
Title:	Chief Financial Officer
INVESTORS:
NEELEMAN HOLDINGS, LLC
By:	/s/ DAVID NEELEMAN
Name:	David Neeleman
QUANTUM INDUSTRIAL PARTNERS, LDC
By:	/s/ JOHN F. BROWN
Name:	John F. Brown
Title:	Attorney-in-Fact
SFM DOMESTIC INVESTMENTS, LLC
By:	/s/ JOHN F. BROWN
Name:	John F. Brown
Title:	Attorney-in-Fact
MANAGEMENT STOCKHOLDERS:
/s/ DAVID NEELEMAN
(Neeleman Holdings, by David Neeleman)
KELLY HOLDINGS, L.C.
By:	/s/ THOMAS KELLY
Managing Member
/s/ DAVID BARGER
David Barger

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JETBLUE AIRWAYS CORPORATION
AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT